UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 31, 2008
EZCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19424	74-2540145
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1901 CAPITAL PARKWAY
AUSTIN, TEXAS	78746
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
In June 2008, EZCORP executed a Fifth Amended and Restated Credit Agreement (the “Agreement”) among EZCORP, Inc., Wells Fargo Bank, N.A., as Agent and Issuing Bank, and various other banks and lending institutions. The Agreement and the related loan documents were placed in escrow pending the closing of the merger agreement with Value Financial Services, Inc. (“VFS”). As discussed in Item 2.01 of this Current Report on Form 8-K, the VFS merger was completed on December 31, 2008. At that time, the Fifth Amended and Restated Credit Agreement became effective and replaced our prior Fourth Amended and Restated Credit Agreement.
The new Agreement provides for, among other things, (i) an $80 million revolving credit facility that EZCORP may request to be increased to a total of $110 million (the “Revolving Credit Facility”) and (ii) a $40 million term loan (the “Term Loan”). The maturity date of the Revolving Credit Facility is December 31, 2011. The maturity date of the Term Loan is December 31, 2012. The Term Loan requires quarterly principal payments of $2.5 million plus accrued interest. At December 31, 2008, EZCORP borrowed the full $40 million under the Term Loan, but the $80 million Revolving Credit Facility remained fully available.
Pursuant to the Agreement, EZCORP may choose either a Eurodollar rate or the base rate. Interest accrues at the Eurodollar rate plus 175 to 250 basis points or the base rate plus 0 to 50 basis points, depending upon the leverage ratio computed at the end of each calendar quarter. From December 31, 2008 through the date EZCORP reports to the lenders its interim results for the period ending June 30, 2009, EZCORP may choose to pay interest to the lenders for outstanding borrowings at the Eurodollar rate plus 250 basis points or the base rate plus 50 basis points, regardless of the leverage ratio during that period. Terms of the Agreement require, among other things, that EZCORP meet certain financial covenants that EZCORP believes will be achieved based upon its current and anticipated performance. In addition, payment of dividends is prohibited and additional debt is restricted.
The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 2.01. COMPLETION OF ACQUISITION
Effective December 31, 2008, EZCORP, Inc. completed its acquisition, through a merger, of all outstanding stock of Value Financial Services, Inc., which operates 67 pawn stores, primarily in Florida.
The terms of the acquisition are described more fully in EZCORP’s Registration Statement on Form S-4 filed with the SEC on December 2, 2008 (File No. 333-153703). The press release announcing the completion of this acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K. Value Financial Services, Inc.’s audited and unaudited interim financial statements, and the related unaudited pro forma combined financial statements otherwise required to be filed upon completion of this acquisition also are included in the Registration Statement on Form S-4 filed with the SEC on December 2, 2008 (File No. 333-153703).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
10.1	Fifth Amended and Restated Credit Agreement between the Company and Wells Fargo Bank Texas, N.A., as Agent and Issuing Bank, re: $120 million Credit Facility.

99.1	Press release dated January 2, 2009 announcing the completion of EZCORP’s acquisition of Value Financial Services, Inc. and the closing on its Fifth Amended and Restated Credit Agreement.

99.2	Audited annual and unaudited interim financial statements of Value Financial Services, Inc., incorporated by reference to the Registration Statement on Form S-4 filed with the SEC on December 2, 2008 (File No. 333-153703).

99.3	Unaudited pro forma combined financial statements of EZCORP, Inc. and Value Financial Services, Inc., incorporated by reference to the Registration Statement on Form S-4 filed with the SEC on December 2, 2008 (File No. 333-153703).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC. (Registrant)
Date: January 2, 2009	By:	/s/ Daniel N. Tonissen
(Signature)
Senior Vice President, Chief Financial Officer, and Director